Exhibit 99.1

MATIV ANNOUNCES PROPOSED SALE OF ENGINEERED PAPERS

BUSINESS FOR $620 MILLION

•	Transaction consistent with Mativ’s strategy to focus the portfolio on end-markets with the strongest long-term growth opportunities

•	Company intends to use net sale proceeds of approximately $575 million to reduce debt

•	Company revises capital allocation strategy with re-sized annual dividend and new share repurchase program

•	Proposed sale price reflects an approximate 6.5x multiple on Engineered Papers’ trailing 12-month Adjusted EBITDA

•	Investor call to discuss proposed transaction scheduled for 10:00 AM ET today

ALPHARETTA, GA – August 1, 2023 – Mativ Holdings, Inc. (“Mativ” or the “Company”) (NYSE: MATV) announced today that it has received a binding offer from Evergreen Hill Enterprise, Pte. Ltd., to acquire Mativ’s Engineered Papers business (“EP”), part of Mativ’s Fiber Based Solutions reporting segment, for $620 million. Subject to customary closing date adjustments, Mativ expects to receive net proceeds (net of taxes and other items) of approximately $575 million in the proposed transaction, which would be primarily used for debt paydown.

Julie Schertell, CEO of Mativ, commented, “The proposed sale of Engineered Papers is a key milestone in the transformation of Mativ and aligns with our strategy to focus our efforts, accelerate growth, and drive value for our shareholders. This pivotal action positions our portfolio for faster growth and focuses our resources on categories with the most promising revenue and margin expansion opportunities. While a solid business, EP’s concentration in the tobacco industry is not aligned with Mativ’s long-term ambition and presents a more attractive value proposition under new strategic ownership. Our talented and dedicated employees will continue to deliver outstanding products and service to EP’s long-standing customer base, and we are confident in a smooth transition.”

“The sale process has also given us the opportunity to rebalance our capital allocation approach, with the top near-term priority being debt reduction. In addition to paying down debt from the sale proceeds, we are also right-sizing our dividend to align with our reshaped portfolio, support continued near-term de-leveraging, and position the Company for future growth investments. In addition, our board has approved a $30 million share repurchase program, providing added flexibility in our cash returns to shareholders. We believe our stock represents an attractive value and expect to opportunistically execute share repurchases going forward.”

“Since our July 2022 merger, the management team and Board of Directors have been committed to making deliberate and carefully considered decisions to unlock the long-term value we see in Mativ as a leading specialty materials provider. The scope of these decisions and actions include strategic portfolio optimization, capital allocation, organic investments, restructuring, and many other critical factors in realizing the enterprise’s full potential. Ultimately, we see the sale of EP and a more balanced capital allocation strategy that accelerates de-leveraging as the strongest path forward to amplify our long-term profit outlook and drive maximum value creation for our shareholders.”

Transaction Details

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The proposed transaction will also be subject to customary closing conditions, including regulatory approvals and satisfaction of the consultation process with the applicable works councils in France, and is expected to close in the fourth quarter of 2023

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Evergreen Hill Enterprise, Pte. Ltd., an affiliate of BMJ, is based in Singapore and is part of a successful, Indonesian-based privately held group of diversified companies serving a wide variety of industries, such as banking, tobacco, consumer electronics, telecommunications, fast moving consumer goods, e-commerce, plantation, hotels & real estate, and many others

•	The potential buyer is expected to fund the proposed transaction with existing cash balance and is not dependent on capital markets for financing

Divestiture & Debt Reduction Highlights

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The gross sale price of $620 million reflects approximate 6.5x multiple on EP’s trailing 12-month Adjusted EBITDA (as of June 30, 2023 quarter); trailing 12-month sales for EP were approximately $530 million

•	Expected net transaction proceeds of approximately $575 million will be used primarily to reduce debt; net proceeds represent approximately 35% of outstanding net debt

•	Engineered Papers financial results will be reported as assets held for sale beginning in 3Q:23

Capital Allocations Plans

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The Company intends to adjust the annualized dividend of $1.60 per share to $0.40 per share, effective for the September 2023 dividend payment; this represents a total annual dividend payment reduction from $88 million to $22 million

•	Management estimates the new dividend will represent approximately 25% of annualized free cash flow post-transaction, reflecting a more growth-oriented and balanced allocation of capital

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Further, the Company has approved a $30 million stock buyback program; while opportunistic repurchases are expected to be executed, debt reduction will continue to be the primary use of excess cash flow in the near-term

Post-Transaction Mativ Financial Highlights

•	The Company believes its total post-transaction near-term sales would be approximately $2.2 billion with an Adjusted EBITDA margin of approximately 13%

•	Following the transaction, the Company expects to deliver long-term annualized sales growth in the 3% to 5% range, and multi-year margin expansion toward our 15% target

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As a result of debt reduction upon close, a rebalanced capital allocation strategy, and expected core EBITDA growth, the Company believes it will be within its targeted credit agreement net leverage range of 2.5x to 3.5x by the end of 2024

•	Following the transaction, Mativ will no longer have exposure to the tobacco industry

Transaction Investor Conference Call

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Mativ management will hold a conference call and webcast today, August 1st at 10:00 am ET to discuss the transaction. The live event can be accessed directly by visiting the Investor Relations section Mativ website at http://ir.mativ.com or by using the following link https://events.q4inc.com/attendee/892546572. In addition, an investor presentation is available on the website. Today’s conference call may also be accessed by dialing 833-470-1428 or 404-975-4839 and providing the access code 320046

•	A replay of the webcast will be available on the Company’s website at http://ir.mativ.com or by dialing 866-813-9403 or 929-458-6194 and providing the access code 320252

Advisors

•	Morgan Stanley & Co. LLC served as financial advisor and King & Spalding LLP served as legal advisor to Mativ

Second Quarter 2023 Results

•	2Q:23 earnings release scheduled for August 9th, 2023, after the market closes, with investor call the morning of August 10th at 8:30 AM ET

•	The Company expects to report strong sequential improvement in Adjusted EBITDA for 2Q:23 versus 1Q:23, consistent with comments provided in the first quarter earnings release

About Mativ

Mativ Holdings, Inc. is a global leader in specialty materials headquartered in Alpharetta, Georgia. The Company offers a wide range of critical components and engineered solutions to solve our customers’ most complex challenges. With over 7,500 employees worldwide, we manufacture on four continents and generate sales in more than 100 countries. The Company’s two operating segments, Advanced Technical Materials and Fiber-Based Solutions, target premium applications across diversified and growing end-markets, from filtration to healthcare to sustainable packaging. Our broad portfolio of technologies combines polymers, fibers, and resins to optimize the performance of our customers’ products across multiple stages of the value chain. Our leading positions are a testament to our best-in-class global manufacturing, supply chain, and materials science capabilities. We drive innovation and enhance performance, finding potential in the impossible.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”) that are subject to the safe harbor created by that Act and other legal protections. Forward-looking statements include, without limitation, those regarding whether or when the sale of Engineered Papers (the “Transaction”) will be consummated, the estimated proceeds from the Transaction, the application of the anticipated net proceeds from the Transaction, Mativ’s expected financial position, business strategy, operating plans, capital and other expenditures, acquisitions and divestitures, and other plans and objectives following the completion of the Transaction, and other statements generally identified by words such as “believe,” “expect,” “intend,” “guidance,” “plan,” “forecast,” “potential,” “anticipate,” “confident,” “project,” “appear,” “future,” “should,” “likely,” “could,” “may,” “will,” “typically,” and similar words.

These forward-looking statements are prospective in nature and not based on historical facts, but rather on current expectations and on numerous assumptions regarding the business strategies and the environment in which Mativ will operate in the future and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by those statements. No assurance can be given that such expectations will prove to have been correct and persons reading this press release are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this press release. These statements are not guarantees of future performance and involve certain risks and uncertainties, and assumptions that may cause actual results to differ materially from our expectations as of the date of this release. These risks include, among others, the possibility that Mativ may be unable to obtain regulatory approval or that other conditions to closing the Transaction may not be satisfied such that the Transaction will not close or that the closing may be delayed, general economic conditions, the possibility of unexpected costs, liabilities or delays in connection with the Transaction, risks that the Transaction disrupts current plans and operations of Mativ, the ability to recognize the benefits of the Transaction, the amount of the costs, fees, expenses and charges related to the Transaction, the outcome of any legal proceedings that may be related to the Transaction, the occurrence of any event, change or other circumstances that could give rise to the termination of the agreement for the sale of Engineered Papers or the related put option agreement, and uncertainties with respect to the completion, timing and terms of any disposition of Engineered Papers. All forward-looking statements made in this document are qualified by these cautionary statements. Forward-looking statements herein are made only as of the date of this document, and Mativ undertakes no obligation, other than as may be required by law, to update or revise any forward-looking or cautionary statements to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, or changes in future operating results over time or otherwise. Also see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Mativ’s most recent annual report on Form 10-K for the year ended December 31, 2022 and any material updates to these factors contained in any of Mativ’s future filings with the U.S. Securities and Exchange Commission. The discussion of these risks is specifically incorporated by reference into this release.

Non-GAAP Financial Measures

In this press release we refer to EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, and Free Cash Flow, which are “non-GAAP” financial measures.

The Company believes that the presentation of non-GAAP financial measures in addition to the related GAAP measures provides investors with greater transparency on the information used by the Company’s management in its financial and operational decision-making. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company’s financial and operational performance in the same way that management evaluates the Company’s financial performance. Management believes that providing this information enables investors to better understand the Company’s operating performance and financial condition. These non-GAAP financial measures are not calculated or presented in accordance with GAAP and are not intended to be considered in isolation or as alternatives or substitutes for, or superior to, financial measures prepared and presented in accordance with GAAP, and should be read only in conjunction with the Company’s financial measures prepared and presented in accordance with GAAP. The non-GAAP financial measures used in this release may be different from the measures used by other companies.

Contacts

Investors

Mark Chekanow, CFA

VP, Investor Relations

+1-770-569-4229

Mark.chekanow@mativ.com

Media

Brendan Streich

VP, Global Communications

media@mativ.com

Website: http://www.mativ.com

SOURCE: Mativ Holdings, Inc.